Exhibit 10.5

THIRD AMENDMENT
Dated as of March 14, 2022

to the

AMENDED AND RESTATED
REVOLVING PROMISSORY NOTE AND SECURITY AGREEMENT
Dated as of November 5, 2018
This THIRD AMENDMENT TO THE AMENDED AND RESTATED REVOLVING PROMISSORY NOTE AND SECURITY AGREEMENT (this “Amendment”), dated as of March 14, 2022, is entered into by and among ASPEN GROUP, INC, as maker (the “Maker”), UNITED STATES UNIVERSITY, INC. (“USU”) and ASPEN UNIVERSITY INC. (“AUI” and, together with USU, the “Subsidiaries”), and ___________________________, as payee (the “Payee”).
RECITALS
WHEREAS, the parties hereto have entered into that certain Amended and Restated Revolving Promissory Note and Security Agreement dated as of November 5, 2018 (the “Original Revolving Credit Agreement”), as amended by that certain First Amendment to the Amended and Restated Revolving Promissory Note and Security Agreement dated as of January 22, 2020 (the “First Amendment”), and as amended by that certain Second Amendment to the Amended and Restated Revolving Promissory Note and Security Agreement dated as of August 31, 2021 (the “Second Amendment,” and together with the Original Revolving Credit Agreement and the First Amendment, and as further amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”); and
WHEREAS, the parties hereto wish to make certain changes to the term of the Revolving Credit Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Revolving Credit Agreement, the parties hereto agree as follows:
SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Revolving Credit Agreement.
SECTION 2. Changes to the Revolving Credit Agreement. Effective as of the date hereof, the Revolving Credit Agreement is hereby amended as follows:
1.1.The definition of “Commitment Period” contained in the second paragraph of the Revolving Credit Agreement is hereby amended and restated as follows:
Maker may draw down, at any time and from time to time during the period from and including the date of this Note through the day immediately preceding the ~~fourth~~ fifth anniversary of that date (the “Commitment Period”), each time upon prior arrangement with and at least three (3) Business Days’ (as defined below) prior written notice to Payee, a principal amount not to exceed at any one time outstanding, as to all such drawdowns in the aggregate, five million U.S. dollars (US$5,000,000) (Payee’s “Commitment”); provided, however, that the Commitment Period and Payee’s Commitment shall automatically, without the requirement of any demand, notice, or other act or instrument of, by or from Payee or any other person, and

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immediately terminate upon the occurrence of an Acceleration Event (as defined below), whereupon (i) Maker shall not be permitted to draw down any additional amounts under this Note and (ii) the aggregate principal amount then outstanding under this Note, together with all interest, Commitment Fee and other amounts then outstanding hereunder, shall automatically be accelerated and become immediately due and payable to Payee in accordance with the terms of this Note.
1.2.The definition of “Applicable Rate” contained in the fourth paragraph of the Revolving Credit Agreement is hereby amended and restated as follows:
For all purposes of this Note, the “Applicable Rate” shall equal (i) with respect to interest, ~~twelve~~ fourteen percent (~~12~~14%) per annum, and (ii) with respect to Commitment Fee, two percent (2%) per annum; provided, however, that in the event that any amount (whether of principal, interest, Commitment Fee or otherwise) payable under this Note is not paid in full as and when due in accordance with the terms of this Note (whether at stated Maturity, by acceleration, or otherwise in accordance with such terms), then the Applicable Rate shall increase (x) with respect to interest, to eighteen percent (18%) per annum, and (y) with respect to Commitment Fee, to three percent (3%) per annum.
1.3.The definition of “Maturity” and “Acceleration Event” contained in the sixth paragraph of the Revolving Credit Agreement is hereby amended and restated as follows:
The stated maturity of this Note (its “Maturity”) shall be the day immediately preceding the ~~fourth~~ fifth anniversary of the date of this Note; provided, however, that notwithstanding anything to the contrary contained in this Note, upon the occurrence of any of the events specified in subparagraphs (a) through ~~(c)~~ (d) immediately below (each, an “Acceleration Event”), the entire principal amount outstanding of this Note, and all interest, Commitment Fee and other amounts accrued and unpaid thereon or hereunder, shall automatically, without protest, presentment, petition, demand, or other notice, declaration, act or instrument of, by or from Payee or any other person (all of which are hereby expressly and irrevocably waived by Maker), and for all purposes, be accelerated and become immediately due and payable, in full, to Payee:
1.4.The definition of “Permitted Indebtedness” contained in paragraph (a) of the Revolving Credit Agreement is hereby amended and restated as follows:
“Permitted Indebtedness” shall mean (A) the indebtedness evidenced by this Note, including, without limitation, all principal thereof and accrued and unpaid interest thereon; (B) the indebtedness evidenced by that certain revolving promissory note and security agreement, dated as of March 14, 2022, in the face amount of ten million U.S. dollars (US$10,000,000) issued by Maker to Payee, including, without limitation, all principal thereof and accrued and unpaid interest thereon (the “Payee 2022 Revolver”); (C) the indebtedness evidenced by that certain revolving promissory note and security agreement, dated as of March 14, 2022, in the face amount of ten million U.S. dollars (US$10,000,000) issued by Maker to ______________, including, without limitation, all principal thereof and accrued and unpaid interest thereon (the “_____________ 2022 Revolver,” together with the Payee 2022 Revolver, the “2022 Revolvers”); (D) the indebtedness evidenced by that certain convertible promissory note and security agreement, dated as of March 14, 2022, in the face amount of five million U.S. dollars (US$5,000,000) issued by Maker to ________________, including, without limitation, all principal thereof and accrued and unpaid interest thereon (the “_____________ Convertible Note”); (E) the indebtedness evidenced by that certain convertible promissory note and security agreement, dated as of March 14, 2022, in the face amount of five million U.S. dollars (US$5,000,000) issued by Maker to Payee, including, without limitation, all principal thereof and accrued and unpaid interest thereon (the “Payee

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Convertible Note” and, together with the ______________ Convertible Note, the “Convertible Notes”); and (F) trade indebtedness (not to exceed five million U.S. dollars (US$5,000,000) at any one time outstanding) in respect of equipment and/or software and software systems purchase money financing or capital leases incurred by Maker in the ordinary course of business. Payee agrees that upon Maker or any Affiliate entering into an accounts receivable financing program (“Accounts Receivable Facility”), this Note shall be terminated and any Indebtedness due hereunder shall be paid in full.
1.5.The “,” at the end of paragraph (c) of the Revolving Credit Agreement is hereby amended to “; or” and a new paragraph (d) is hereby added immediately after paragraph (c) of the Revolving Credit Agreement:
(d)    the occurrence of an Acceleration Event (as defined in each instrument) in any of the 2022 Revolvers or the Convertible Notes.
SECTION 3. Miscellaneous.
1.1.Reaffirmation of Security Interests. The Maker (a) affirms that each of the security interests, liens and pledges granted in or pursuant to the Revolving Credit Agreement are valid and subsisting, and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the security interests, liens and pledges granted in or pursuant to the Revolving Credit Agreement.
1.2.References to the Revolving Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Revolving Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Revolving Credit Agreement as amended hereby, and each reference to the Revolving Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Revolving Credit Agreement shall mean and be a reference to the Revolving Credit Agreement as amended hereby.
1.3.Effect on Revolving Credit Agreement. Except as specifically amended by this Amendment, the Revolving Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
1.4.No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Payee under the Revolving Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.
1.5.Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York applicable to contracts made between residents of that state, entered into and to be wholly performed within that state, notwithstanding the parties’ actual states of residence or legal domicile if outside that state and without reference to any conflict of laws or similar rules that might otherwise mandate or permit the application of the laws of any other jurisdiction.
[Signatures Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
MAKER

ASPEN GROUP, INC.

By___________________________
Michael Mathews
Chairman and Chief Executive Officer

SUBSIDIARIES

UNITED STATES UNIVERSITY, INC.,
a Delaware corporation

By______________________________
Michael Mathews
Chief Executive Officer

ASPEN UNIVERSITY INC.,
a Delaware corporation

By______________________________
Michael Mathews
Chief Executive Officer

Accepted and Agreed:

PAYEE:
_____________________

By______________________________
Name: __________________
Title: ______________

[Signature Page to the Third Amendment]